UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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NORTHERN STATES FINANCIAL CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NORTHERN STATES FINANCIAL CORPORATION TO BE HELD ON MAY 20, 2010
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 20, 2010
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT
DIRECTOR COMPENSATION
DIRECTORS’ COMPENSATION FOR 2009
SUMMARY EXECUTIVE OFFICER COMPENSATION
PRINCIPAL ACCOUNTING FIRM FEES
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
OTHER BUSINESS
STOCKHOLDER COMMUNICATIONS
NORTHERN STATES FINANCIAL CORPORATION AND SUBSIDIARIES AUDIT COMMITTEE CHARTER
PREAPPROVAL POLICY ON USE OF INDEPENDENT AUDITOR FOR NON-AUDIT SERVICES
NORTHERN STATES FINANCIAL CORPORATION
COMMITTEE CHARTER

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
TO BE HELD ON MAY 20, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Northern States Financial Corporation will be held on Thursday, May 20, 2010, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.

A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting on the following matters:

1. The election of eight directors, each to serve a one-year term;

2. An advisory (non-binding) vote on executive compensation;

3. The ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2010; and

4. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed April 5, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS IMPORTANT.  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf with respect to that matter.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WITHOUT DELAY, IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors,

Kerry J. Biegay
Vice President and Secretary

Waukegan, Illinois
April 20, 2010

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2010

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Northern States Financial Corporation, a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 20, 2010, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois. This proxy statement and the accompanying proxy card are being mailed to the stockholders on or about April 20, 2010.

Your proxy is being solicited by the Board of Directors of the Company. The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates in person, by telephone or by facsimile. The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company’s stock.

Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy card. Any proxy given by a stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote in person on each matter brought before the Annual Meeting.

The shares represented by the enclosed proxy card will be voted as specified by the stockholder. If no instructions for any or all of the proposals are indicated, the proxy will be voted FOR the election of each of the nominees as Directors, FOR approval of the advisory proposal on executive compensation, and FOR the ratification of the appointment of the independent auditors.

Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to proposals 2 and 3, approval requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting. Accordingly, shares represented by proxies that are marked “abstain” as to such matters will be counted as votes cast, which will have the same effect as a vote AGAINST such matter. Proxies relating to shares held in “street name” which are voted by brokers on one, but not all, matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast as to such matters not voted upon.

Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf with respect to that matter. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors.

It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them FOR each of the proposals included in this proxy statement. If, prior to the Annual

Meeting, any Director nominee should become unavailable for election, an event which is not anticipated by the Board, the proxies will be voted for election of such substitute nominee or nominees as the Board of Directors may propose. Other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments of the meeting, including whether or not to adjourn the meeting.

The Company’s 2009 Annual Report on Form 10-K, including the company’s audited consolidated financial statements, is being sent to stockholders concurrently with this proxy statement.

On April 5, 2010, the record date selected by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the Company had 4,072,255 shares of common stock, $0.40 par value per share, outstanding, and 17,211 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A outstanding. For each matter to be voted upon at the Annual Meeting, each issued and outstanding share of common stock, as of the record date, is entitled to one vote.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting

Pursuant to the SEC’s e-proxy rules, the Company is required to post its proxy materials on the Internet, and we are permitted to provide only a Notice of Internet Availability of Proxy Materials to stockholders. However, for this year’s Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also mailing a full set of our proxy materials to our stockholders by mail.

Our proxy statement for the 2010 Annual Meeting and our annual report on Form 10-K for the fiscal year ended December 31, 2009, together with the accompanying form of proxy, are available online at www.amstock.com/proxyservices/viewmaterial.asp?conumber=12531.

On or about April 20, 2010, we are mailing a full set of our printed proxy materials to stockholders of record at April 5, 2010. On the mailing date, April 20, 2010, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our transfer agent, American Stock Transfer & Trust Company, LLC at: 6201 15th Avenue, Brooklyn, NY 11219. Banks and brokerage firms, please call (718) 921-8124. All other stockholders, please call toll-free (800) 937-5449.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

During 2009, the Company’s Board of Directors consisted of eleven directors. On January 19, 2010, Helen Rumsa announced her retirement as Director and Corporate Secretary of the Company. On February 10, 2010, Directors James A. Hollensteiner and Kenneth W. Balza announced that they would retire from the Board of Directors of the Company at the end of their term following the Company’s 2010 Annual Meeting. On March 2, 2010, Director Harry S. Gaples notified the Company’s Board of Directors of his decision to retire effective immediately. On April 5, 2010, Mr. Hollensteiner notified that the Company of his decision that he would stand for reelection; therefore the Nominating and Corporate Governance Committee nominated Mr. Hollensteiner to stand for reelection at the Annual Meeting.

Also, on March 8, 2010, the Company announced the retirement of Fred Abdula as Chief Executive Officer of the Company. Mr. Abdula remains Chairman of the Board of the Company. On March 16, 2010, the Company announced the appointment of Scott Yelvington as Chief Executive Officer of the Company.

As a result of the changes described above, as of April 5, 2010, the Board of Directors of the Company consists of nine directors. Each of the Directors of the Company also serves as a director of NorStates Bank (the “Bank”), the Company’s wholly-owned subsidiary. Directors of the Company are elected annually to serve a one-year term. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated all of the Company’s incumbent Directors for reelection with the exception of Kenneth W. Balza, who declined to be nominated to serve another one-year term as indicated above. The following table sets forth certain information regarding each Director nominee. If elected, each Director will serve until the next annual meeting or until a successor is elected and qualified.

		Director	Principal Occupation and Positions Held with
Name	Age(1)	Since	the Company During the Past Five Years.

Fred Abdula	84	1984	Chairman of the Board. Chairman of the Board and Chief Executive Officer from 1984 to 2010. Owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm.
Theodore A. Bertrand	53	2005	Director. Independent Contractor for RE/Max Showcase, a realty firm.
Jack H. Blumberg	78	1991	Director. Owner and President of Jack H. Blumberg Management Co., a real estate and investment company.
Frank J. Furlan	80	1984	Director. Owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services.
James A. Hollensteiner	78	1991	Director. Retired Chairman of the Board and President, First Federal Bank, fsb.
Allan J. Jacobs	74	2005	Director. CPA of Counsel for Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm.
Raymond M. Mota	60	1996	Director. Owner and President of Mota Construction Co., Inc., a general building construction and contracting firm.
Scott Yelvington	54	2008	Director and Chief Executive Officer since 2010. Executive Vice President from 2008 to 2010. President and Chief Operating Officer, NorStates Bank, since 2008. Prior to joining the Company, was Executive Vice President, Development for Metropolitan Bank Group, Chicago, Illinois from 2007 to 2008; from 2002 to 2007, was Senior Vice President, Chief Operating Officer of the Metropolitan Bank Group. From 1991 to 2001, President of North Community Bank. From 1979 to 1990, Vice President LaSalle Bank/Lane Banks.

(1)	At December 31, 2009.

Set forth below are the particular experience, qualifications, attributes or skills of each of the director nominees that led the Nominating and Corporate Governance Committee of the Board of Directors to conclude that each director nominee should serve as director of the Company.

Fred Abdula is the founder, owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm. Fred Abdula was the Chief Executive Officer of the Company from 1984 to 2010. Mr. Abdula is also one of the Company’s largest stockholders. Mr. Abdula’s lengthy tenure as Chief Executive Officer, management skills, insight and experience make him a valuable Director of the Company.

Theodore A. Bertrand is an independent contractor for a realty firm specializing in managing foreclosed properties. Mr. Bertrand is also one of the Company’s largest stockholders. Mr. Bertrand serves on the Company’s

Compliance Committee. His knowledge and business experience in real estate and distressed properties provide important insight to the Board since most of the Company’s loans are secured by real estate assets.

Jack H. Blumberg, as the owner and President of Jack H. Blumberg Management Co., a real estate and investment company, has significant executive leadership and proven business judgment. His business experience has brought valuable insight as a member of the Board’s Executive Loan Committee, the Compliance Committee, and Vice Chair of the Audit Committee as well as the Chair of the Nominating and Corporate Governance Committee.

Frank J. Furlan is the founder, owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services. Mr. Furlan serves on the Board’s Executive Loan Committee and Nominating and Corporate Governance Committee and serves as Chair of the Credit Review, Asset/Liability and Compensation and Employee Benefits Committees. Because of Mr. Furlan’s analytical skills and expertise in the field of land development, he brings important insight and knowledge to the Board during loan discussions.

James A. Hollensteiner, as the former Chairman of the Board of a financial institution and prior experience as a lobbyist for the financial industry, brings banking expertise and insight to the Company. Mr. Hollensteiner’s senior management experience, strategic vision and knowledge of financial institutions make Mr. Hollensteiner a valuable Director and member of the Audit Committee.

Allan J. Jacobs experience as a CPA and former partner of Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm, brings to the Board important accounting and public company experience. Mr. Jacob’s significant accounting skills, expertise and oversight experience have been of great benefit to the Company. Mr. Jacob’s qualifications allow him to serve as the Chair of the Company’s Audit Committee and he also serves as a member of the Board’s Executive Loan Committee and the Nominating and Corporate Governance Committee.

Raymond M. Mota owns and manages one of the Chicago areas largest Hispanic-owned construction companies, Mota Construction Co., Inc. Mr. Mota also serves the community on the boards of After School Matters and the National Museum of Mexican Art. Mr. Mota’s entrepreneurial spirit and community participation brings a unique and valuable perspective to the Board and Committee discussions.

Scott Yelvington is the Chief Executive Officer of the Company and has over 30 years of banking experience in various capacities at different financial institutions. Mr. Yelvington’s in-depth knowledge of the banking industry and strong managerial and communications skills are of great benefit to the Company.

The Board of Directors has determined that all of the Directors, other than Mr. Abdula and Mr. Yelvington, are “independent” within the meaning of the rules of the NASDAQ Stock Market.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for Director.

The following table sets forth certain information regarding each Executive Officer of the Company with the exception of Mr. Yelvington, whose information appears above as a Director of the Company.

		Principal Positions Held by Executive Officer with the
Name	Age(1)	Company During the Past Five Years.

Brett Houston	46	Vice President and Chief Financial Officer since 2010. Executive Vice President and Chief Financial Officer of the Bank since 2010. Executive Vice President and Chief Risk Officer of the Bank from 2008 to 2009. Senior Vice President and Senior Risk Officer of the Bank from 2006 to 2007. Employed by the Company since 2006. From 2001 to 2005 was a Senior Consultant/Project Manager for Jefferson Wells International.
Kerry J. Biegay	61	Vice President and Corporate Secretary since 2010. Vice President from 1999 to 2009. Executive Vice President of Operations of the Bank since 2008. From 2006 to 2007, Executive Vice President and Chief Operating Officer of the Bank. Prior to 2006, Executive Vice President of the Bank and head of operations since 1999. Employed by the Company and predecessor since 1973.
Shelly Christian	42	Executive Vice President and Chief Lending Officer of the Bank since 2005. Senior Vice President of the Bank from 2004 to 2005, as a loan officer. Employed by the Company since 2004. In 2003 and 2002, employed as a bank examiner with the Illinois Department of Financial and Professional Regulation. From 1997 to 2001, Vice President-Loans at First Midwest Bank.
Thomas M. Nemeth	55	Vice President and Treasurer since 1999. Senior Vice President and Controller of the Bank since 2003. Employed by the Company and predecessor since 1979.

(1)	At December 31, 2009.

CORPORATE GOVERNANCE

Board Meetings

During 2009, the Company’s Board of Directors held 13 meetings, and each Director slated for election attended 75% or more of the aggregate board and committee meetings of the Company on which he served. The Company has a policy of encouraging Director attendance at the annual stockholders’ meeting. All of our Directors attended our 2009 annual stockholders’ meeting.

Board Leadership Structure and Risk Oversight

The Company’s Board leadership and Company management structure has recently changed in 2010 with the retirement of Fred Abdula as Chief Executive Officer of the Company on March 8, 2010. The Board decided that Mr. Abdula will remain as Chairman of the Board of the Company, while Scott Yelvington succeeds Mr. Abdula as Chief Executive Officer of the Company. The Board of Directors determined that it was in the best interest of the Company to separate the positions of Chairman and Chief Executive Officer in order to provide a clear distinction between management duties of the Chief Executive Officer and the oversight function of the Board, as well as an effective system of checks and balances.

As part of the Board’s self-evaluation process, the Board will continue to evaluate its leadership structure and will consider appropriate changes that it believes will enhance Board effectiveness. The Audit Committee has primary responsibility for overseeing financial risk including risks associated with accounting, financial reporting and internal controls. The Compliance Committee is primarily responsible for overseeing risks associated with complying with regulations. The Compensation and Employee Benefits Committee is primarily responsible for compensation related risks. Because the Company is a participant in the Troubled Asset Relief Program Capital Purchase Program (“TARP”) as a result of the sale of preferred stock and warrants to the U.S. Treasury Department (“Treasury Department”) in February 2009, the Compensation and Employee Benefits Committee is also responsible for reviewing executive and employee compensation programs for unnecessary or excessive risk and risks related to the manipulation of earnings in an effort to increase compensation.

The Board of Directors views its risk oversight duties as one of its most essential responsibilities. The Board is responsible for appraising the Company’s major risks, ensuring that appropriate risk management control systems and procedures are in place, and ensuring that management takes the appropriate steps necessary to manage and minimize all major risks.

Board Committees

Audit Committee.  During 2009, the Company’s Audit Committee was comprised of the following directors: Mr. Jacobs (Chairman), Mr. Blumberg (Vice Chairman), Mr. Gaples, Mr. Hollensteiner, and Ms. Rumsa. Mr. Jacobs and Mr. Hollensteiner were both designated by the Board as “audit committee financial experts,” as defined in SEC rules. Mr. Jacobs was designated as an “audit committee financial expert,” based on his knowledge of financial accounting and internal controls from his past experience as a Certified Public Accountant and as a former partner with an accounting firm. Mr. Hollensteiner was so designated based on his experience serving as Chairman of the Board and President of First Federal Bank, fsb. During 2010, the Audit Committee members include Mr. Jacobs (Chairman), Mr. Blumberg (Vice Chairman) and, Mr. Hollensteiner.

The Audit Committee’s function is to oversee the Company’s financial reporting and internal and external audit functions, including oversight of the work of the Company’s outsourced internal auditors and the annual consolidated audit of the Company and the Bank by its independent auditors. The Audit Committee is solely responsible for the selection of the independent auditors. Among other responsibilities, the Audit Committee also reviews the scope of the audit, the financial statements, the independent auditors’ management letter and management’s responses thereto, and preapproves fees charged by the independent auditors for audits and special assignments.

The Audit Committee met ten times in 2009. This included several meetings with representatives of Plante & Moran, PLLC, the Company’s independent auditors for fiscal 2009. These meetings with the independent auditors, with and without management present, were held to discuss the results of the independent auditors’ examinations, observations concerning internal controls and the overall quality of the Company’s financial reporting function. Similar meetings were held with representatives of management. During 2009, the Audit Committee also met with the independent auditors, various representatives of the third-party firms that provided internal audit services to the Company, and representatives of management to review the Company’s progress in meeting the various requirements of the Sarbanes-Oxley Act. Mr. Jacobs, as Audit Committee Chairman, also held and attended numerous meetings during the year relating to financial controls and Company compliance with the Sarbanes-Oxley Act.

Each member of the Audit Committee is independent as defined in the NASDAQ listing standards, and meets the SEC’s heightened independence requirements for audit committee members. A copy of the Committee’s charter is attached as an appendix to this proxy statement.

Compensation and Employee Benefits Committee.  The Company’s Compensation and Employee Benefits Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington. Mr. Furlan is Chairman of the committee. The committee met once in 2009. The principal function of the Compensation and Employee Benefits Committee is to annually review the compensation paid to employees of the Company and its subsidiaries, including the Company’s executive officers, to establish guidelines for salary increases for such employees, and to oversee and administer the profit sharing plans and welfare benefit plans. In addition, as required by the Company’s participation in TARP, the committee conducts a review of compensation arrangements to ensure such arrangements do not encourage unnecessary or excessive risks that would threaten the value of the Company or contain features that could encourage the manipulation of reported earnings to enhance compensation. All members of the Compensation and Employee Benefits Committee are independent, in accordance with NASDAQ listing standards. The Compensation and Employee Benefits Committee does not have a charter.

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee for 2010 is comprised of Mr. Blumberg (Chairman), Mr. Bertrand, Mr. Furlan and Mr. Jacobs. The Committee met one time in 2009. In February and April 2010, the Committee met to recommend the slate of Directors standing for election at and to set the agenda for the 2010 Annual Stockholders Meeting.

The principal functions of the Nominating and Corporate Governance Committee are to select persons to be nominated by the Board of Directors and to consider corporate governance principles and make recommendations to the Board of Directors of corporate governance policies and guidelines. All members of the Nominating and Corporate Governance Committee are independent directors, in accordance with NASDAQ listing standards. A copy of the Committee’s charter is attached as an appendix to this proxy statement.

Director Nomination Process.  The Nominating and Corporate Governance Committee is responsible for recommending a slate of nominees to the Board of Directors annually for approval. The process for identifying and evaluating nominees to the Board of Directors is initiated by considering the appropriate balance of experience, skills, diversity and characteristics appropriate for the Company’s Board of Directors, given the current needs of the Company. In identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought, the Committee will consider input from members of the Board. The committee generally considers renomination of incumbent directors, provided they continue to meet the qualification criteria determined appropriate by the committee.

The Company’s nomination procedures consider diversity in identifying nominees for director. In recruiting candidates to the Board, the Nominating and Corporate Governance Committee seeks to establish a tone of diversity so that candidates with the full spectrum of age, gender, ethnicity and experience are considered. In assessing the effectiveness of its procedures, the Nominating and Corporate Governance Committee noted that the Board’s composition reflects diverse business backgrounds and experience, including management, real estate, entrepreneurial and accounting, as well as a range of ages and a mix of ethnic backgrounds.

Criteria for Board Nomination.  Nominees for Director are selected on the basis of their depth and breadth of experience, standing in the community, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties. The Committee believes qualified incumbent Directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgement gained through experience as a Director of the Company. The value of these benefits may outweigh other factors. The Company’s Nominating and Corporate Governance Committee also seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Recommendations.  The committee will use a similar process to evaluate candidates recommended by stockholders. To recommend a prospective nominee for the committee’s consideration, stockholders must submit the candidate’s name and qualifications to the Chairman of the Nominating and Corporate Governance Committee. Submissions must include: (a) the proposed nominee’s name and qualifications (including five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any)), and the reasons for such recommendation, (b) the name and the record address of the stockholder or stockholders proposing such nominee, (c) the number of shares of common stock of the Company that are beneficially owned by such stockholder or stockholders, and (d) a description of any financial or other relationship between the stockholder or stockholders and such nominee, or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by March 6, 2011 will be considered for nomination at the 2011 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Directors and Executive Officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, NorStates Bank, and additional transactions may be expected to take place in the future between such persons and the Bank. All outstanding loans from the Bank to such persons and their associates were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Any future transactions, including loans, between the Company (including the Bank) and its officers, directors and affiliates will be approved by a majority of disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

At December 31, 2009, loans made by the Bank to Executive Officers and Directors of the Company and related parties totaled $319,000 or 0.79 percent of stockholders’ equity. Unused commitments to make loans to Executive Officers and Directors of the Company totaled $1,595,000 at December 31, 2009.

The Company made payments totaling $183,885 in 2009 to companies owned by certain Executive Officers or Directors of Company. Payments totaling $163,935 for maintenance and replacement of heating and air conditioning systems of properties owned by the Company were paid in 2009 to Air Con Refrigeration and Heating, Inc., a company owned by Mr. Abdula. Payments totaling $19,950 for review of site plans and proposed plat of subdivisions were paid in 2009 to Northern Illinois Survey Company, a company owned by Mr. Furlan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 5, 2010, by (i) each Director, (ii) each Executive Officer, and (iii) all Executive Officers and Directors as a group. Beneficial ownership means the sole or shared power to vote or dispose of such securities.

	Number of Shares	Percent
Name of Director Nominee or Executive Officer	Beneficially Owned	Ownership

Fred Abdula(1)	761,265	18.7%
Theodore A. Bertrand	340,120	8.4%
Jack H. Blumberg	8,710	*
Frank J. Furlan	34,800	*
James A. Hollensteiner	49,500	1.2%
Allan J. Jacobs	5,300	*
Raymond M. Mota	20,175	*
Scott Yelvington	60,000	1.5%
Kerry J. Biegay	11,000	*
Shelly Christian	2,500	*
Brett Houston	455	*
Thomas M. Nemeth	1,173	*

All Director nominees and Executive Officers of the Company (12 persons)	1,294,998	31.8%

*	Less than 1%.

(1)	Includes 40,000 shares held by Mr. Abdula’s adult child, who is a member of Mr. Abdula’s household, 15,000 shares held in a trust for the benefit of Mr. Abdula’s sister, an aggregate of 2,400 shares held in various trusts for the benefit of Mr. Abdula’s children, and 70 shares held by the Air Con Employees Pension Plan.

To the Company’s knowledge, the following table lists persons who beneficially own 5% or more of the Company’s common stock as of April 5, 2010, other than Mr. Fred Abdula and Mr. Theodore A. Bertrand, whose beneficial ownership is set forth above.

	Amount of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent Ownership

Thomas Bertrand 17585 West Bridle Trail Rd. Gurnee, IL 60031	349,000	8.6%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Executive Officers and Directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Such persons are also required by the SEC rules to furnish the Company with copies of such forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal year 2009, all Section 16(a) filing requirements were timely complied with, as applicable to its Executive Officers and Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Employee Benefits Committee (the “Compensation Committee”) of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for the Company’s Executive Officers, including the Chief Executive Officer. The discussion below summarizes the key components of the Company’s Executive Officer compensation philosophy and programs, and describes the basis on which 2009 compensation determinations were made by the Compensation Committee with respect to the Executive Officers of the Company.

The Compensation Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington. The Chairman is Mr. Furlan, who is an independent director, as defined by NASDAQ listing standards.

The objectives of the Compensation Committee are to enhance stockholder value, see that business objectives are aligned, and to retain the necessary management to achieve these objectives. The Compensation Committee considers all elements of compensation when determining individual components of an Executive Officer’s pay.

Compensation Program Components.  The Compensation Committee regularly reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive, and reflect the performance of the Company. This entails an evaluation of both the total compensation levels and the individual components, as weighted relative to one another, of the compensation program for officers, including base salary, incentive bonus, profit sharing contributions or payments, insurance benefits and other perquisites. In determining competitive levels, the Committee obtains and utilizes information such as compensation surveys and comparative analyses of compensation data in other proxy statements of peer companies, outside compensation consultants and other sources. The Company’s incentive plans are designed to link directly to financial performance measures; therefore, the actual value of an executive’s compensation package will vary, based on the performance of the Company.

Compensation Consultants.  No compensation consultants were used by the Compensation Committee in determining the Company’s compensation programs. The Compensation Committee used public filings and surveys to determine competitive compensation levels to assist it in making determinations of salaries.

Following is a description of the elements of the Company’s executive compensation program and how each element relates to the Company’s Executive Officers as to compensation objectives and policies:

Base Salary.  The Compensation Committee reviews each Executive Officer’s salary annually. In determining the appropriate executive salary level, the Committee considers the level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, and return on equity, as well as pay practices of other peer banking companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

The Compensation Committee reviews and approves all salary changes for the Company’s Executive Officers based on a combination of factors, such as performance, salary level relative to the competitive market, and the salary budget for the Company.

The Executive Officers’ base salary for 2009, with the exception of Mr. Abdula, was determined at the Compensation Committee meeting held on December 13, 2008. The 2010 base salaries for Executive Officers, with the exception of Mr. Abdula, were determined at the Compensation Committee meeting held on December 12, 2009. The 2010 base salaries for the Executive Officers, with the exception of Mr. Abdula, were reduced an average of 15% based on the Company’s financial performance for 2009, as measured by basic earnings per share, return on average assets and efficiency ratio, each of which had not improved from fiscal 2008. It should be noted that Mr. Yelvington accepted a base salary for 2010 of $200,000 which is $40,000 below the base salary of $240,000 stipulated in his employment contract. Mr. Yelvington also agreed to forgo the automobile allowance of $12,000 for 2010 that he had received in 2009.

The 2009 base salary of the Chief Executive Officer, Mr. Abdula, was determined at the December 12, 2009 meeting of the Compensation Committee. Mr. Abdula became Chairman of the Board to the Bank’s predecessor, Bank of Waukegan, in 1982, and became Chairman of the Board of the resultant NorStates Bank, when the Bank of Waukegan and First State Bank of Round Lake merged on November 10, 2005. When the Company was formed in 1984 as the parent bank holding company of the Bank of Waukegan, Mr. Abdula became Chairman and Chief Executive Officer of the Company. His compensation package has been designed to encourage short- and long-term Company performance in line with the interests of the stockholders.

Annually, the Compensation Committee receives an analysis on all aspects of the Chief Executive Officer’s remuneration and the relationship of the Chief Executive Officer’s compensation to comparative data. During its review, the Committee primarily considers the Company’s overall performance (i.e., earnings growth, return on average assets and total stockholder return), adherence to the Company’s strategic plan and the development of sound management practices. No specific weightings are assigned to these factors. Therefore, although there is necessarily some subjectivity in setting the Chief Executive Officer’s salary, major elements of the compensation package are directly tied to Company performance. Additionally, in its review of management performance and compensation, the Committee has also taken into account the Chief Executive Officer’s consistent commitment to the long-term success of the Company.

The Company’s financial performance for 2009, as measured by basic earnings per share, return on average assets and efficiency ratio, had not improved from 2008. As such, Mr. Abdula recommended that that his base salary be reduced for 2009. Based on the Chief Executive Officer’s recommendation and in accordance with the Compensation Committee’s established procedures and policies noted above, the Compensation Committee, at its meeting on December 12, 2009, set the base salary for Mr. Abdula, as Chief Executive Officer, at $160,000 for 2009, which was paid in December 2009 in a lump sum. Mr. Abdula’s base salary for 2008 was $200,000.

With the subsequent retirement of Fred Abdula as Chief Executive Officer effective March 8, 2010, the Company believes his 2010 base salary will be adjusted accordingly.

The base salaries of the Company’s Executive Officers including Mr. Abdula, is below the mid-point of the competitive market for 2009.

Bonus Incentives.  During 2009, the Compensation and Employee Benefits Committee reviewed a discretionary bonus program to foster maximum performance.

For the Executive Officers, with the exception of the Chief Executive Officer, the Committee at their meeting on December 12, 2009 reviewed a discretionary bonus program for 2009, after reviewing 2009 performance to that date. Due to declining earnings per share, net interest margin and return on average assets and an unimproved efficiency ratio, the Board of Directors decided against payment of any bonus for the Executive Officers for 2009.

Each year the Compensation Committee reviews the annual bonus for Mr. Abdula separately from the other Executive Officers. In rating the performance of, and in determining the amount of annual bonus payment for Mr. Abdula, the Compensation Committee considers the overall effectiveness of Mr. Abdula in guiding the affairs of the Company, as evaluated by corporate performance for the year and by progress toward long-range objectives and strategies.

The Compensation Committee, at their meeting on December 12, 2009, reviewed corporate objectives, financial performance and return to stockholders to determine the Chief Executive Officer’s bonus for 2009, if any. The Company’s financial performance for 2009, as measured by basic earnings per share, return on average assets and efficiency ratio, had not improved from 2008. As such, the Chief Executive Officer recommended that no bonus be paid to him for 2009. The Compensation Committee, taking the Chief Executive Officer’s request into consideration, chose not to pay a bonus to Mr. Abdula in 2009.

Profit Sharing Incentives.  At its December 12, 2009 meeting, the Compensation Committee reviewed whether a profit sharing amount would be distributed to the Company’s employees for 2009. The Company does not have a pension plan. In order to be competitive with other financial institutions in the area of employee benefits, the Committee looks at estimated profits for the year, and determines, at its discretion, an amount to be contributed to each employee under the Company’s Qualified Defined Contribution Plan. As it was expected that the Company would have a loss in 2009, based on financial performance to date, the Compensation Committee decided against making any profit sharing contributions to any employee of the Company for 2009.

Restricted Stock Incentives.  At the Company’s Annual Meeting, stockholders approved the 2009 Restricted Stock Plan (the “Plan”). The goal of the Plan is to promote the Company’s long-term financial success and to increase stockholder value. Awards may be made under the Plan to employees of the Company and to non-employee directors of the Company. The Compensation Committee decided against making any awards under the Plan for 2009.

Employment Agreements.  On September 16, 2008, the Company entered into an employment agreement with Mr. Yelvington in connection with his appointment as President and Chief Operating Officer of the Bank and Executive Vice President of the Company. Mr. Yelvington was also appointed to the Board of Directors of the Company and the Bank. The agreement’s initial term ends on December 31, 2010, which is subject to automatic extension for successive one year terms, unless earlier terminated by either the Bank or Mr. Yelvington upon prior notice no later than November 1st of the applicable year. Under the agreement, Mr. Yelvington is entitled to a base salary of $240,000 per year, subject to increase from time to time as the Board of Directors of the Bank may determine, in its discretion. Mr. Yelvington is also eligible to receive a bonus equal to 10% of his annual base salary and a profit sharing bonus equal to 5% of his base salary, with the actual amount, if any, to be determined by the Board of Directors of the Bank in its discretion. Mr. Yelvington will also be eligible to participate in any equity-based incentive compensation plan or program that may be adopted by the Bank or the Company in the future. Mr. Yelvington is also entitled to certain customary employee benefits, including vacation time, an automobile allowance and the reimbursement of certain club membership dues.

Under the agreement, if Mr. Yelvington’s employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement), he will be entitled to receive an amount equal to one year base salary plus his target annual bonus. In the event Mr. Yelvington’s employment is terminated within 12 months following a “change in control” (as defined in the agreement), Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target annual bonus, subject to a “gross up” for the payment of any amounts due pursuant to Section 280G of the Internal Revenue Code. In addition, any outstanding equity awards previously granted to Mr. Yelvington will immediately vest. The agreement also includes customary non-solicitation and confidentiality provisions.

The following table summarizes the amounts payable to Mr. Yelvington if his employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement). Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to TARP, the Company may be prohibited or restricted from making the payments described below.

			Estimated
			Insurance
Name	Base Salary	Annual Bonus(1)	Benefits(2)	Total(3)

Scott Yelvington	$240,000	$24,000	$7,045	$271,045

(1)	Mr. Yelvington is eligible to receive a bonus equal to 10% of his annual base salary.

(2)	Includes estimated cost for the twelve months following termination of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination.

(3)	Payable in substantially equal payments for twelve months after termination.

The following table summarizes the amounts payable to Mr. Yelvington in the event his employment is terminated within 12 months following a “change in control” (as defined in the agreement). Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to TARP, the Company may be prohibited or restricted from making the payments described below.

			Estimated
			Insurance
Name	Base Salary(1)	Annual Bonus(1)	Benefits(2)	Total

Scott Yelvington	$480,000	$48,000	$20,508	$548,508

(1)	Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target bonus, payable within ten business days after termination. Mr. Yelvington is eligible to receive a bonus equal to 10% of his annual base salary.

(2)	Includes estimated cost of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination for 36 months after termination.

The Company reserves the right to terminate Mr. Yelvington’s employment agreement for “just cause” (as defined in the agreement). In the event the agreement is terminated for “just cause,” the Company shall only be obligated to continue to pay Mr. Yelvington his salary up to the date of termination. Likewise, in the event of termination of the employment agreement by Mr. Yelvington without “good reason” (as defined in the agreement), compensation and benefits will be terminated upon the proposed date of employment termination or as may otherwise be determined by the chief executive officer or the Board of Directors. In the event of the death of Mr. Yelvington during the term of the agreement, his estate shall be entitled to receive all compensation due to him through the last day of employment in which his death shall have occurred, including any life insurance benefit payable under the policy maintained by the Company on the date of death.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation and Employee Benefits Committee of the Board of Directors of the Company oversees the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in the Company’s proxy statement in connection with the Company’s 2010 Annual Meeting of Stockholders, to be filed with the SEC.

The foregoing report is submitted by the Compensation and Employee Benefits Committee.

TARP Certification

The Compensation and Employee Benefits Committee certifies that:

1) It has reviewed with the Company’s chief risk officer, the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

2) It has reviewed with the Company’s chief risk officer, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Kenneth W. Balza	Theodore A. Bertrand	Jack H. Blumberg	Frank J. Furlan (Chair)
James A. Hollensteiner	Allan J. Jacobs	Raymond M. Mota

DIRECTOR COMPENSATION

All Directors serve on the Board of Directors of both the Company and the Bank. Directors receive no separate compensation for serving on the Board of Directors of the Company, or for any Company Board or committee meetings attended. During 2009, Directors received $1,000 for each Bank Board of Directors meeting, with the exception of Mr. Blumberg and Mr. Furlan, who each received $1,300 per meeting as members of the Bank’s Executive Loan Committee. Ms. Rumsa received $1,400 for each Bank Board of Directors meeting as compensation for responsibilities for recording the minutes of each Board and committee meeting. Mr. Jacobs received $1,900 per meeting as Chairman of the Company’s Audit Committee and as a member of the Bank’s Executive Loan Committee. Mr. Yelvington received no compensation as a Director.

Director fees for 2010 have been reduced so that each Director will receive $800 for each Bank Board of Directors meeting, with the exception of Mr. Blumberg and Mr. Furlan, who will each received $1,100 per meeting as members of the Bank’s Executive Loan Committee. Mr. Jacobs will receive $1,700 per meeting as Chairman of the Company’s Audit Committee and as a member of the Bank’s Executive Loan Committee. Mr. Abdula and Mr. Yelvington will receive no compensation as a Director during 2010.

The following table sets forth the compensation paid by the Company and its subsidiaries to each of the Directors in 2009, with the exception of Company’s Chief Executive Officer during 2009, Mr. Abdula, whose fees are included in the Summary Executive Officers’ Compensation table below, and Mr. Yelvington, who does not receive any director fees.

DIRECTORS’ COMPENSATION FOR 2009

Fees Earned or Paid in Cash

Kenneth W. Balza	$12,000
Theodore A. Bertrand	12,000
Jack H. Blumberg(1)	15,600
Frank J. Furlan(1)	15,600
Harry S. Gaples	12,000
James A. Hollensteiner	12,000
Allan J. Jacobs(1)(2)	22,800
Raymond M. Mota	12,000
Helen Rumsa(3)	16,800

(1)	Member of the Bank’s Executive Loan Committee.

(2)	Chairman of the Audit Committee.

(3)	Secretary to the Board of Directors during 2009.

SUMMARY EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities, including amounts paid for service as a Director, if applicable, for the years ended December 31, 2009, 2008 and 2007, for persons serving as the Company’s “Principal Executive Officer” and “Principal Financial Officer” during 2009, and for the next most highly compensated Executive Officers (the “Named Executive Officers”) serving at December 31, 2009. No other Executive Officer of the Company or the Bank earned and/or received total compensation in excess of $100,000 in 2009.

	Summary Compensation Table
Name and Principal Position at						All Other		Total
December 31, 2009	Year	Salary		Bonus		Compensation		Compensation

Fred Abdula,	2009	$160,000		$—		$12,000	(2)	$172,000
Chairman of the Board	2008	200,000		—		12,000	(2)	212,000
and Chief Executive Officer	2007	200,000		—		15,800	(3)	215,800
(Principal Executive Officer)(1)
Scott Yelvington,	2009	240,000		—		12,000	(4)	252,000
Executive Vice President; NorStates Bank —	2008	67,385	(5)	—		3,369	(6)	70,754
President and Chief Operating Officer(1)	2007	—		—		—		—
Thomas M. Nemeth,	2009	134,000		—		—		134,000
Vice President & Treasurer;	2008	130,034		—		500	(7)	130,534
NorStates Bank — Senior Vice President &	2007	125,033		13,256	(8)	13,888	(9)	152,177
Controller (Principal Financial Officer)(1)
Kerry J. Biegay,	2009	167,994	(10)	—		—		167,994
Vice President; NorStates Bank —	2008	167,994	(10)	—		—		167,994
Executive Vice President of Operations(1)	2007	156,975		17,557	(11)	23,666	(12)	198,198
Shelly Christian,	2009	158,485		—		—		158,485
NorStates Bank — Executive Vice	2008	158,485		—		860	(13)	159,345
President & Chief Lending Officer	2007	150,938		17,311	(14)	16,771	(15)	185,020
Brett Houston	2009	157,385		—		—		157,385
NorStates Bank — Executive Vice	2008	141,193	(16)	—		—		141,193
President & Chief Risk Officer(1)	2007	126,788		16,159	(17)	14,134	(18)	157,081

(1)	On January 19, 2010, the Company appointed Brett Houston Vice President and Chief Financial Officer (Principal Financial Officer) of the Company and Chief Financial Officer of the Bank. Also on January 19, 2010, the Company appointed Kerry J. Biegay Corporate Secretary of the Company and the Bank. On March 8, 2010, Fred Abdula retired as Chief Executive Officer of both the Company and the Bank. He remains Chairman of the Board of Directors of the Company and the Bank. On March 16, 2010, the Company appointed Scott Yelvington to serve as Chief Executive Officer and President (Principal Executive Officer) of the Company and Chief Executive Officer of the Bank.

(2)	Consists of $12,000 of director fees.

(3)	Consists of a $6,200 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,600 of director fees.

(4)	Consists of automobile allowance of $12,000.

(5)	Began employment September 2008.

(6)	Consists of automobile allowance of $3,369.

(7)	Consists of a $500 employee finder’s fee incentive.

(8)	Consists of a $9,103 performance bonus and a $4,153 profit sharing bonus.

(9)	Consists of a $4,270 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,618 in payment of accrued vacation days due to policy change.

(10)	Includes payment for unused vacation days of $3,170.

(11)	Consists of a $12,156 performance bonus and a $5,401 profit sharing bonus.

(12)	Consists of a $5,553 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $18,113 payment of accrued vacation days due to policy change.

(13)	Consists of a $500 employee finder’s fee incentive and a $360 loan fee collection incentive.

(14)	Consists of a $12,293 performance bonus and a $5,018 profit sharing bonus.

(15)	Consists of a $5,160 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $11,611 payment of accrued vacation days due to policy change.

(16)	Includes payment for vacation days not taken in the amount of $2,750.

(17)	Consists of a $9,104 performance bonus and a $7,055 profit sharing bonus.

(18)	Consists of a $4,381 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $9,753 payment of accrued vacation days due to policy change.

The following table sets forth base salaries for executive management compensation for 2010 as determined by the Compensation Committee at their meeting on December 12, 2009, which shows reductions as compared to base salary compensation paid in 2009.

Name and Principal Position	Year	Base Salary

Scott Yelvington, Chief Executive Officer; NorStates Bank — President and Chief Executive Officer (Principal Executive Officer)	2010	$200,000
Brett Houston, Vice President and Chief Financial Officer; NorStates Bank — Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2010	145,000
Kerry J. Biegay, Vice President and Corporate Secretary; NorStates Bank — Executive Vice President of Operations	2010	135,000
Shelly Christian, NorStates Bank — Executive Vice President & Chief Lending Officer	2010	135,000
Thomas M. Nemeth, Vice President & Treasurer; NorStates Bank — Senior Vice President & Controller	2010	125,000

PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the American Recovery and Reinvestment Act of 2009, as a recipient of TARP funds under the CPP, the Company must permit a separate, non-binding stockholder vote to approve the compensation of its Executive Officers at each annual meeting of stockholders for so long as the Company’s TARP funding remains outstanding.

This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the compensation earned by its Executive Officers as disclosed in this proxy statement. The Company believes the detailed disclosure of compensation information provided in this proxy statement provides its stockholders with the information they need to make an informed decision as they weigh the pay of the Executive Officers in relation to the Company’s performance. As described in the Compensation Discussion and Analysis, the Company believes that the compensation earned by its executives in 2009 properly reflects its compensation philosophy and programs, which seek to align executive compensation with the long-term interests of its stockholders. The Company encourages stockholders to read the Compensation Discussion and Analysis in its entirety before determining how to vote.

The non-binding proposal, as adopted by the Company’s Board of Directors, reads as follows:

“Resolved, that the Company’s stockholders approve the overall compensation earned by executive officers of the Company in 2009 as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Board and will not be construed to create or imply any additional fiduciary duty of the members of the Board. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation earned by the Company’s executive officers in 2009 as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants and selecting the independent public accountants for the current fiscal year. However, at the Annual Meeting, stockholders will be asked to vote on the ratification of the appointment of Plante & Moran, PLLC (“Plante Moran”) for fiscal 2010. The Company’s independent public accountants for the fiscal year ended December 31, 2009 were Plante Moran. The Company’s Audit Committee has selected Plante Moran as the Company’s independent public accountants for the fiscal year ending December 31, 2010.

Stockholder ratification of the selection of Plante Moran as the Company’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of Plante Moran as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify Plante Moran as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Management has invited representatives of Plante Moran to be present at the Annual Meeting and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

The Board of Directors recommends stockholders vote “FOR” ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for 2010.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees.  The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2009, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $161,000.

The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements and Plante Moran’s opinion on internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2008, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $267,900.

Audit-Related Fees.  In 2009, services were provided by Plante Moran for consultation regarding fair value standards and disclosures including goodwill impairment. The total amount of fees billed by Plante Moran for 2009 for these services was $14,980.

In 2008, services were provided by Plante Moran for consultation regarding the SEC Proxy filing in connection with TARP funds, consultation fees for other employee benefits plan issues, and assistance with disclosures. The total amount of fees billed by Plante Moran for 2008 for these services was $4,560.

Tax Fees.  The aggregate fees billed by Plante Moran in 2009 for professional services rendered for tax compliance, tax advice, tax planning and the preparation of federal and state income tax filings for the fiscal year ended December 31, 2008 and preparation of net operating loss carryback tax return for 2008 were $23,100.

The aggregate fees billed by Plante Moran in 2008 for professional services rendered for tax compliance, tax advice, tax planning and the preparation of federal and state income tax filings for the fiscal year ended December 31, 2007 and amended tax returns for 2003 to 2005 were $26,580.

All Other Fees.  There were no other fees incurred or paid to Plante Moran during 2009 and 2008.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the independent auditors must provide detailed back-up documentation at the time of approval. All of the services provided by the independent auditors in 2009 and 2008 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities of the Company’s financial reporting process, audit process and internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and the independent auditors, Plante Moran. The committee also reviewed and discussed with Plante Moran the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and received and discussed the written disclosures and the letter from Plante Moran required by the Public Company Accounting Oversight Board, as currently in effect, regarding an independent accountant’s communications with an audit committee concerning independence. The disclosures described the relationships and fee arrangements between the firm and the Company. (Independence Discussions with Audit/Compliance Committees). The Audit Committee has reviewed the relationship of the Company’s independent auditor with the Company, including audit fees and fees for other services rendered and has discussed Plante Moran’s independence with Plante Moran. The Audit Committee does not believe that the rendering of these services by Plante Moran is incompatible with maintaining Plante Moran’s independence. Consistent with these requirements and based on this review and discussions with management and Plante Moran, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

The foregoing report is submitted by the Audit Committee.

Jack H. Blumberg	James A. Hollensteiner	Allan J. Jacobs (Chair)

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company’s 2011 Annual Meeting of Stockholders and desires that the proposal be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than December 21, 2010. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s proxy statement for the Company’s 2011 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal, unless the Company receives notice of the matter to be proposed not later than March 6, 2011. Even if proper notice is received on or prior to March 6, 2011, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. Such proposals should be addressed to Kerry Biegay, Vice President and Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

OTHER BUSINESS

At this date, management knows of no other business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

STOCKHOLDER COMMUNICATIONS

Generally, stockholders who have questions or concerns regarding the Company should contact by mail Scott Yelvington, Chief Executive Officer, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 201. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Kerry Biegay, Vice President and Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

Any employee, officer, stockholder or other interested party who has an interest in communicating with the Board of Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee.

By Order of the Board of Directors,

Kerry J. Biegay
Vice President and Secretary

Waukegan, Illinois
April 20, 2010

Appendix A

NORTHERN STATES FINANCIAL CORPORATION
AND SUBSIDIARIES AUDIT COMMITTEE CHARTER

Approved by:	Board of Directors September 15, 2009

I.	PURPOSE

The primary function of the Audit Committee is to fulfill oversight responsibility by reviewing: the financial reports and other financial information provided by the Company to any governmental/regulatory body or to the public; the Company’s internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Hire, compensate and fire, if necessary, the Company’s independent accountants.

•	Review and appraise the independence and the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication amongst the independent accountants, financial and senior management, the internal audit department and the Board of Directors.

•	Resolve disagreements that may arise between management and the independent accountants involving financial reporting.

•	Monitor the Company’s compliance with legal and regulatory requirements.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of at least three or more outside directors as determined by the Board. Each member of the Audit Committee shall meet the independence and experience requirements as may be promulgated by the SEC and NASDAQ from time to time. Additionally, all members of the Committee shall have a basic understanding of accounting principles and internal controls as well as be able to read and understand financial statements. The Audit Committee shall have the authority to retain special outside legal counsel, accounting experts distinct from the independent accountants or other consultants to advise the Committee as circumstances warrant. The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board for a period of one year. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair.

III. MEETINGS

As part of its job to foster open communication, the Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate with executive management, the independent accountants, and the Internal Auditor to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall review and discuss quarterly with the independent accountants and management, the corporation’s financial statements (consistent with IV.5. below). Any member of the Audit Committee may also request that an Executive Session of the Committee be held to discuss any issues without the presence of non-voting Committee members.

IV.	DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities the Audit Committee shall:

Documents/Reports to Review

1. Review the Audit Committee Charter, Internal Audit Charter and Audit Department Policies on an annual basis and recommend any proposed changes to the Board for approval.

2. Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the report provided by the independent accountants that delineate all relationships they have with the company and actively discuss with the independent accountants any relationships or services that may impact their independence or objectivity. The Audit Committee will take appropriate action should significant issues regarding the independent accountant’s independence or objectivity arise.

4. Review the regular internal reports to management prepared by the internal auditing department and management’s response thereto.

5. Review with financial management and the independent accountants Form 10-Q and Form 10-K. The Audit Committee has authorized the Audit Committee Chairman (or in his absence, the Audit Committee Vice Chairman) to participate in this review and approve the Form 10-Q (or Form 10-K) prior to its filing. The entire Audit Committee will then post-approve the filing of the Form 10-Q (or 10-K) at their next scheduled meeting. Additionally, the Committee shall review pertinent documentation associated with the certifications provided by the CEO and CFO under the Sarbanes-Oxley Act including any disclosures by management regarding deficiencies in internal controls or fraud involving management or other employees with a role in the Company’s internal controls.

6. Review with financial management, independent accountants and the internal auditor the Reports by Bank management on Internal Control and Compliance and the Company’s Statement of Management Responsibility that must be filed with the Bank’s and Company’s regulators within 90 days after year-end to satisfy FDICIA and SEC reporting requirements.

7. Review any reports of the external auditors, which are required to be provided to the Audit Committee including any and all related to the Company’s critical accounting policies.

8. Review and approve all related party transactions.

Independent Accountants

1. Recommend the independent accountants, considering independence and effectiveness.

2. Pre-approve all audit and permissible non-audit work of the independent accountant including tax services. The pre-approval of permissible non-audit services shall be disclosed within the 10-Q or 10-K as applicable. The Audit Committee Chairman may represent the entire committee with respect to this approval. Refer to attached addendum “Pre-Approval Policy On Use of Independent Auditor for Non-Audit Services” for specifics.

3. Review and approve the audit scope and plan of the independent accountant’s.

4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

5. Periodically consult with the independent accountants and internal auditor and review the adequacy of internal and disclosure controls in place and approve any proposed discharge regarding internal/disclosure controls and the fullness and accuracy of the Company’s financial statements.

Internal Audit Department

1. Authorize the outsourcing of the internal audit function (which includes the Sarbanes-Oxley Section 404 process). Review and concur in the appointment or replacement of the firm selected to perform internal audits (to be referred henceforth as “the internal auditor”). The internal auditor reports to the Audit Committee.

2. Ensure that internal audits are being coordinated with our external auditors, NSFC Executive Vice President Kerry Biegay and Assistant Vice President Jennifer Harris.

3. Review the following with management and the internal auditor: the annual internal audit plan and associated costs; any material changes in the planned scope of the internal audit plan; and any difficulties encountered in the course of the audits, including any restrictions on the scope of internal audit work or access to required information.

4. Review with the internal auditor and/or independent accountant any significant findings encountered during the year by the internal auditors, independent accountants or Company regulators and monitor management resolution of said findings. Further, ascertain the status of prior internal or external audit or regulatory examination recommendations.

Financial Statement Processes

1. In consultation with the independent accountants and the internal auditor, review the integrity of the Company’s financial reporting process, both internal and external.

2. In consultation with the independent accountants and internal auditor, review and address any deficiencies cited regarding the effectiveness of the Bank’s internal control structure based upon the evaluation process performed by management using COSO defined criteria for effective internal control over financial reporting.

3. In consultation with the independent accountants and internal auditor, review and address any deficiencies cited regarding compliance with designated laws and regulations regarding loans and dividend restrictions as designated under 12 CFR Part 363.

4. Consider the independent accountants’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in its financial reports.

5. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, internal audit department or financial management.

Process Improvement

1. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and internal audit department regarding any significant judgements made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgements.

2. Following completion of the annual audit, review separately with management, the independent accountants and internal audit department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review and resolve any significant disagreement amongst management and the independent accountants or internal auditing department in connection with the preparation of the financial statements.

4. Review with the independent accountants, internal audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

5. Review with the independent accountants and internal audit department the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

6. Ongoing education and training shall be provided to Committee members as deemed appropriate.

Ethical and Legal Compliance

1. Establish, review and update periodically the Company’s code of ethical conduct and ensure that management has established a system to enforce this code.

2. Review management’s monitoring of the Company’s compliance with the Company’s Code of Ethical Conduct and ensure that management has the proper review system in place to ensure the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3. Establish, periodically review and update procedures to receive and handle anonymous complaints about accounting or auditing matters.

4. Review with the Company’s legal counsel any legal matter that could have a significant impact on the Company’s financial statements.

Miscellaneous

1. Maintain minutes or other records of meeting or other activities of the Audit Committee.

2. Report through its Chair to the full Board of Directors the minutes of meetings of the Audit Committee.

3. Prepare and/or approve report for inclusion within the Company’s annual proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

4. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

5. The Company shall provide appropriate funding to the Audit Committee as it deems appropriate to compensate the public accounting firm rendering an audit of the Company as well as to any advisors employed by the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth the in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

ADDENDUM TO AUDIT COMMITTEE CHARTER

PREAPPROVAL POLICY ON USE OF INDEPENDENT AUDITOR FOR NON-AUDIT SERVICES

Introduction

The Sarbanes/Oxley Act (“Act”) and related Securities and Exchange Commission Rule “Strengthening the Commission’s Requirements Regarding Auditor Independence” establish strict guidelines for the use of our external auditor for any purpose other than the audit (audit services would include all services performed to comply with the audit, service in connection with statutory and regulatory filings such as comfort letter, statutory audit, attest services, consents and review of quarterly information and procedures required in connection with SEC filings). For any wholly owned subsidiary of Northern States Financial Corporation, that is an insured institution with $500 million or more in total assets and has registered securities subject to 335 of the FDIC regulations, our external auditor must meet the independence requirements and interpretations of the SEC and its staff.

The Audit Committee has established this policy regarding the use of external auditors for non-audit services as follows: (1) The Company will not use the outside auditor for any of the nine service areas defined as incompatible services under the Act, (2) The Audit Committee will not engage the outside auditor to perform any services unless the Audit Committee, acting as the full Committee or through a designee, concludes that the service, and the extent of the engagement, are designed in a way that ensure the independence of the audit.

This policy outlines the circumstances under which the Company may engage the independent auditor.

Purpose

The purpose of this policy is to allow the Company to utilize the independent auditor to provide non-audit services when management and the Audit Committee conclude that such an arrangement does not impair the independence of the auditor in fact or appearance.

Criteria

The Company endorses the criteria established by the Act and related SEC Rule. All of the following must be met in order for the Company to engage the external auditor to provide non-audit services.

Required By the Act

•	By performing this service the auditor cannot be placed in a position of auditing their own work (such as performing actuarial services);

•	In performing this service the auditor cannot function as part of management or as an employee (such as recruiting or designing employee benefit plans);

•	The auditor cannot act as an advocate of the client (such as providing legal or expert services);

•	The auditor cannot be a promoter of the Company’s stock or financial interests;

•	The audit cannot perform any of the following services explicitly prohibited by the Act and SEC Rule:

1. Bookkeeping or other services related to the accounting records or financial statements of the audit client.

2. Financial information systems design and implementation.

3. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.

4. Actuarial services.

5. Internal audit outsourcing services.

6. Management functions or human resources.

7. Broker or dealer, investment advisor, or investment banking services.

8. Legal services.

9. Expert services unrelated to the audit.

The Audit Committee requires that each particular service to be performed is sufficiently detailed. As such, monetary limits are not to be the only basis for the pre-approval and the Audit Committee will not consider services described using broad categories. Further, management will inform the Audit Committee when any such services are provided. The Audit Committee, in no circumstances, will delegate the Audit Committee’s authority to management.

Audit Committee Evaluation and Approval

The “approver”, whether the full Committee or its designee, will evaluate the service against the criteria described above. As part of the evaluation, the “approver” will also discuss the potential impairment of auditor independence with management. If the results of the evaluation lead to approval of the service, such approval will be documented in the Audit Committee Minutes.

Audit Committee Designee

The Sarbanes-Oxley Act of 2002 authorizes the Audit Committee to delegate pre-approval to one or more Audit Committee members who are independent directors of the Board of Directors. Any such designation will be duly noted in the Audit Committee Minutes.

The Audit Committee has adopted this policy on December 16, 2003.

Audit Committee Designee

The Sarbanes-Oxley Act of 2003 authorizes the Audit Committee to delegate pre-approval to one or more Audit Committee members who are independent directors of the Board of Directors. The Audit Committee hereby designates the following individual to serve in that capacity:

Audit Committee Chairman (or Vice Chairman, if applicable)

The decisions of this member shall be presented to the full Audit Committee at each of its scheduled meetings.

Sample Pre-Approval of Non-Audit Service by External Auditor-Inclusion in the Audit Committee Minutes

          , a member of the Audit Committee and an independent Board member, reviewed and approved on Month, Day, Year, a non-audit service to be provided to the Company in advance of our external auditor’s performance of the services. A record of this approval is made by inclusion in these Audit Committee Minutes. Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Company’s Audit Committee hereby notes such approval by the Audit Committee’s appointed designee

Sample Notification from Management for Non-Audit Services Rendered by External Auditor

Notification to Audit Committee

Pursuant to the pre-approval of services authorized by the Audit Committee on Month, Day, Year, management is duly notifying the Audit Committee of certain services completed in compliance with your pre-approval. The following services have been completed by our external auditor’s during the quarter-ended            (or since the last Audit Committee Meeting.)

Services frequently performed in conjunction with the audit include:

•	Consultation regarding financial, accounting and reporting standards evaluation of newly issued accounting standards or entrance into a new activity which includes understanding authoritative literature. Management is responsible for the selection and application of accounting principles.

•	Discussions with management, and preparation of related documentation, relative to accounting for a proposed acquisition or disposition of assets or of any entity or a transaction, which includes understanding the relevant authoritative literature. Management is responsible for the selection and application of accounting principles.

•	Discussions with management and preparation of related documentation regarding the potential effectiveness of internal controls designed by management for new transactions or a new line of business, including input in advance on key control considerations. Research relating to specifically a new line of business or new transactions may include diagnosing assessing and providing recommendations to the Audit Committee and management.

•	Discussions with management relative to specified internal control matters. Research relating to specified internal control matters may include diagnosing, assessing and providing improvement suggestions to the Audit Committee and management.

•	Discussions with management regarding requirements of specified banking, SEC Regulations and the Sarbanes-Oxley Act.

•	Updates to our external auditor’s CEO and CFO Certifications Toolkit.

Tax services include:

•	Consultation regarding tax-planning strategies (on a regular fee, not contingent fee, basis).

•	Consultation regarding interpretations of tax authority code and providing expertise for a given transaction.

•	Assistance with tax examinations including responding to taxing authority and providing expert knowledge and information.

•	Assistance to company personnel regarding completion of various payroll tax, unemployment tax, sales tax, property tax, and information forms required by federal, state or local taxing authorities.

•	Review of Company’s computations for estimated quarterly tax payments required by federal or state taxing authorities

Request By:   (Management)

Request Dated:

Approved By:  (Audit Committee or Designee)

Approval Dated:

Copy Submitted To  , (External Auditing firm) via fax dated:

Appendix B

NORTHERN STATES FINANCIAL CORPORATION

Nominating and Corporate Governance Committee
of the Board of Directors

COMMITTEE CHARTER

Approved by:	Board of Directors February 20, 2007

Composition:

The Nominating and Corporate Governance Committee (the “Committee”) shall be comprised of not less than three independent members of the Board of Directors (the “Board”) of Northern States Financial Corporation (the “Company”), as may be appointed to the Committee from time to time by a majority of the Board. No member of the Committee shall be an employee of the Company, and each member must be determined by the Board to be “independent” in accordance with the rules of the Nasdaq National Market applicable to Board members generally. The Chairman of the Nominating Committee shall be designated by the Board out of those members appointed to the Committee. The Committee Chairman shall preside at meetings of the Committee (or in his absence, such other member as designated by the Committee).

Duties and Responsibilities:

The Committee is responsible for proposing to the Board of a slate of nominees for election as directors by stockholders at each annual meeting. The duties of the Committee shall include (in addition to any other specific authority delegated from time to time to the Committee by resolution of the Board) the following:

1. Determine criteria for the selection and qualification of the members of the Board consistent with such corporate governance and other policies the Board may from time to time adopt and in order to ensure that at least a majority of the Board is comprised of “independent” directors;

2. Evaluate and recommend for nomination by the Board, candidates to be proposed for election by the stockholders at each annual meeting;

3. Seek out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board;

4. Recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings;

5. Review information provided by directors in response to the annual Director & Officer Questionnaire regarding directors’ relationship with the Company and other relevant information to evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, for Board approval regarding determination of each member’s “independence” status consistent with then applicable listing standards of the Nasdaq National Market;

6. From time to time, evaluate emerging “best practices” and consider the effectiveness of corporate governance principles and procedures followed by the Company and the Board and, as appropriate, recommend for Board approval corporate governance policies or guidelines relating to, among other things:

(a) The structure of various committees of the Board, the composition and individual members of such committees and the functions of the Board and the committees thereof;

(b) Board and Board committee meeting schedules and agendas and director responsibilities regarding meeting attendance and preparation;

(c) Board member attendance at annual stockholder meetings and processes for security holders to communicate with Board members;

B-1

(d) Director access to management and, as necessary and appropriate, independent advisors;

(e) Such other matters deemed advisable to improve the overall effectiveness of the Board;

7. Review, at least annually, the Company’s code of ethics and if appropriate, make recommendations or enhancements thereto, and consider requested waivers thereof, if any, for directors or executive officers;

8. Review, at least annually, the Committee charter and recommend changes to the Board for approval as appropriate.

In carrying out its duties and responsibilities, the Nominating Committee is authorized to engage such independent consultants and advisors, including search firms as the Committee deems necessary and advisable.

Manner of Acting:

A majority of the members of the Committee, whether present at the meeting in person or by telephone, shall constitute a quorum at any meeting. Approval by a majority of the members present is necessary for Committee action. Minutes shall be recorded of each meeting held. Actions may be taken by written consent in lieu of a meeting of the Committee. The Committee may form and delegate all or part of it authority to subcommittees when appropriate.

Reports:

The Chairman of the Nominating and Corporate Governance Committee (or in the absence, such other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting thereof with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board Meeting.

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NORTHERN STATES FINANCIAL CORPORATION
Annual Meeting of Stockholders May 20, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of Northern States Financial Corporation hereby appoints Fred Abdula and Frank Furlan as proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Company and at all adjounments thereof, to be held at NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, May 20, 2010 at 4:30 P.M. in accordance with the following instructions.
          THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE.
(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
May 20, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12531
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

■	20833000000000000000 1	052010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:				2.	Approval of an advisory (non-binding) vote on executive compensation.	☐	☐	☐

		NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Fred Abdula Theodore A. Bertrand Jack H. Blumberg Frank J. Furlan James A. Hollensteiner Allan J. Jacobs Raymond M. Mota Scott Yelvington		3.	Ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2010.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)				4.	Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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